UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2009

FIRST NIAGARA FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-23975	42-1556195
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6950 South Transit Road, P.O. Box 514, Lockport, NY	14095-0514
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (716) 625-7500

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 14, 2009, First Niagara Financial Group, Inc. entered into an underwriting agreement (the “Agreement”) with Keefe, Bruyette & Woods, Inc. and Goldman, Sachs & Co. for the public stock offering described below.

A copy of the Agreement is filed as Exhibit 1.1 to this Form 8-K.

Item 8.01 Other Events

On April 20, 2009, First Niagara Financial Group, Inc. announced that it raised $380.4 million through its previously announced public offering by issuing 31,050,000 shares of common stock, including 4,050,000 shares pursuant to the underwriters’ over-allotment option.

The preceding is qualified in its entirety by reference to the press release dated April 20, 2009, attached as Exhibit 99.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Not Applicable.

(d)	Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement dated April 14, 2009

99.1	Press release dated April 20, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FIRST NIAGARA FINANCIAL GROUP, INC.

DATE: April 20, 2009	By:	/s/ Michael W. Harrington
Michael W. Harrington Chief Financial Officer (Duly authorized representative)

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement dated April 14, 2009

99.1	Press release dated April 20, 2009